EFTI Announces Agreement with EME
October 09, 2003 12:48:00 PM ET

EarthFirst Technologies, Incorporated ("EFTI" or "the Company") EFTI announced today that it had signed an agreement to acquire Electric Machinery Enterprises, Inc. ("EME").

EME is a seventy-year-old company based in Tampa, Florida. Its principal businesses include providing electrical contracting services both as a prime contractor and as a subcontractor, electrical support for industrial and commercial buildings, power generation stations, as well as water and sewage plants in the United States and abroad. Through a wholly owned subsidiary (EME General Contractors, Inc.), EME also constructs and services towers used in the cellular telephone industry. EME Modular Structures, Inc., another wholly owned subsidiary of EME, is engaged in the construction of concrete modular buildings.

EME's financial statements for the six months ended June 30, 2003 reflect revenue of $31,021,000, and pre-tax profit of $635,000. As of June 30, 2003, EME had $31,134,000 in assets and an equity book value of $10,200,000. Based upon audited financial statements, EME had Earnings Before Interest, Taxes, Depreciation and Amortization of more than $13 million over the last 10 years, and is ranked among the top 75 companies in its industry.

The transaction will be closed in connection with the confirmation of a Chapter 11 Plan of Reorganization filed by EME last month. The transaction will be consummated primarily with preferred stock, resulting in minimal dilution to EFTI's common shareholders.

EME's Chapter 11 filing in May 2003, was precipitated by an adverse court decision on a disputed construction contract. EME has appealed this ruling. Resolution of the matter is provided for in EME's Plan of Reorganization.

John Stanton, EFTI Chairman, stated: "EME's work in power and energy markets makes it an ideal operating company to serve as a platform to commercialize certain of our technologies. EME has been consistently profitable throughout its long history and provides the 'critical mass' needed by EFTI."
EarthFirst Technologies, Incorporated and its subsidiaries, http://www.earthfirsttech.com, are dedicated to producing environmentally superior products from carbon-rich solid and liquid materials currently considered wastes. The Company has conducted more than four years of extensive research and development on advanced technologies to achieve this goal.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of EFTI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

Contact Information: EarthFirst Technologies, Incorporated, Tampa
Beverly Mercer, 813/287-9733 ext. 237
bmercer@earthfirsttech.com